UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________

Assisted 4 Living, Inc.
(Exact name of registrant as specified in its charter)

Nevada	8082	82-1884480
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2382 Bartek Pl.

North Port, FL 34289

888-609-1169

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Romulus Barr

Chief Executive Officer

Assisted 4 Living, Inc.

2382 Bartek Pl.

North Port, FL 34289

888-609-1169

(Name, Address and Telephone Number of Agent for Service)

___________________________

Copies to:
James B. Parsons, Esq. Parsons/Burnett/Bjordahl/Hume, LLP 2155 112th Ave. NE Bellevue, WA 98004

___________________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Accelerated filer	☐	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock(3)	5,000,000	$0.02	$100,000	$12,45
Common Stock(4)	3,050,000	$0.02	$61,000	$7.59

Total	8,050,000		$161,000	$20.04	(5)

(1)	The offering price has been arbitrarily determined by our company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(3)	Newly issued shares of common stock to be registered as part of a Primary Offering (as hereinafter defined).

(4)	Shares of common stock currently issued and outstanding to be sold by certain Selling Security Holders (as hereinafter defined) as part of a Secondary Offering (as hereinafter defined).

(5)	Previously paid

_____________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER ____, 2018

ASSISTED 4 LIVING, INC.

Prior to this Offering, no public market has existed for the common stock of Assisted 4 Living, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There no assurance that the shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering, our company is offering 5,000,000 shares of our common stock and our selling shareholders are offering 3,050,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The Offering is being made on a self-written, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares offered by our company will be sold on our behalf by our president and director, Romulus Barr. Mr. Barr is deemed to be an underwriter of this Offering. There is uncertainty that we will be able to sell any of the 5,000,000 shares being offered herein by our company. Mr. Barr will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by our company will be sold at a fixed price of $0.02 for the duration of the Offering. Additionally, all of the shares being offered by the selling shareholders will be sold at a fixed price of $0.02 for the duration of the Offering.

Assuming all of the 5,000,000 shares being offered by our company are sold, we will receive $100,000 in net proceeds.

Assuming 3,750,000 of the shares (75%) being offered by our company are sold, we will receive $75,000 in net proceeds.

Assuming 2,500,000 of the shares (50%) being offered by our company are sold, we will receive $50,000 in net proceeds.

Assuming 1,250,000 of the shares (25%) being offered by our company are sold, we will receive $25,000 in net proceeds.

There is no minimum amount we are required to raise from the shares being offered by our company, and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop, and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement; or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for additional 90 days. We may, however, at any time and for any reason, terminate the Offering.

All expenses incurred in this Offering are being paid for by our company.

For the duration of the Offering, any and all sellers of the shares being registered herein agree to provide this Prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of our company will be placed directly into our company’s account, or the account of our subsidiary. Any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the Prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by law.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and applicable Securities and Exchange Commission rules and are, therefore, currently eligible for reduced public company reporting requirements.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred to you. We have not authorized any person to provide you with any information about this Offering, our company, or the shares of common stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is _________________ , 2018

i

Please read this prospectus carefully. It describes our business, financial condition, results of operations and prospects. We have prepared this prospectus so that prospective investors will have the information necessary to make an informed investment decision.

Prospective investors should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to such investors. We have not, and the placement agents have not, authorized anyone to provide such investors with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to such investors. We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give to such investors. This prospectus may only be used where it is legal to offer and sell shares of our common stock and warrants. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of units. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the placement agents are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

ii

PROSPECTUS SUMMARY

This summary highlights certain information contained in greater detail elsewhere in this prospectus and does not contain all of the information that prospective investors should consider in making their investment decisions. Before investing in our securities, prospective investors should carefully read this entire prospectus, including our financial statements and related notes, and the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this summary and under the heading “Risk Factors,” are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. Please see “Cautionary Statement Regarding Forward-Looking Statements.” Prospective investors should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Unless otherwise indicated, references to “we,” “our,” “us,” the “company,” or “A4L” refer to Assisted 4 Living, Inc., a Nevada corporation, and our wholly-owned subsidiary, Assisted 2 Live, Inc., a Florida corporation.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This Prospectus and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans”, and “proposes”. Although we believe that the expectations reflected in these forward-looking statement are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

The Company

We were incorporated in Nevada on May 24, 2017, with an objective to operate as is a facilitator of assisted living projects and related services. Our company has positioned itself as a go-to resource for individuals or private groups that wish to enter and operate within the Assisted Living Facility (ALF) industry. Our company’s first target market will be Florida, and will operate within the State through our solely owned subsidiary Assisted 2 Live, Inc. The goal being to use Florida as a test market to streamline our consulting processes and ultimately transition to a national company in the assisted living field. The barriers to entering the ALF space are considerable and require a detailed understanding of each State’s regulatory environment and processes. There is a myriad of steps that must be navigated to properly set up an ALF residence, included, but not limited to licensing, complying with building codes, medical care requirements, staffing and industry regulations. Our company is designed to mentor prospective ALF clients and walk them through every step of the start-up process, working hand-in-hand with them to ensure that their facility gets off to a proper and sustainable start.

We have a wholly-owned subsidiary, Assisted 2 Live, Inc., a Florida corporation (“A4L”), which was incorporated on June 15, 2017.

On May 31, 2018 and June 6, 2018, we issued 2,300,000 and 750,000 shares of common stock, respectively, to 17 individuals pursuant to the provisions of Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission (“SEC”).

Our principal executive office is located at 2382 Bartek Pl., North Port, FL 34289 and our telephone number is (888) 609-1169. Our fiscal year end is November 30.

At present, we have generated no revenue, and our business plan has not yet been fully developed. We are a start-up stage company, and our plans are actively under development.

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Our Plan

The key philosophy behind A4L is to facilitate the growth of residences that offer a stimulating environment, and provide care that empowers seniors (and young people in specific circumstances) to live an independent and fulfilling life, while attentively being available to take care of their housekeeping, transportation, medical, toileting, dressing and cooking needs.

Our company, through the experience of our principal officers, will grow to become a touch-stone resource for anyone wishing to do business in the ALF field. With Florida as a test market, clients will be guided through every stage of the licensing and structural process required towards establishing an ALF. We will also assist in the operation of a new ALF hand-in-hand with the owners to ensure that the facilities are established and functioning smoothly, from physical site planning to optimizing care levels and strategies for the various populations in need.

Our company will charge a fee for these services, whereby a prospective ALF operator can choose the specific area of expertise in which they require developmental assistance, and pay according to incremental needs. Clients can simply opt for consultation in licensing, or physical space configuration, staffing requirements and certifications, resident referrals, or other details of the ALF environment. From isolated consultations, to an option whereby our company will set-up and walk clients through every step of the ALF process, and oversee the project for 6 months to ensure a smooth emergence into the marketplace,

In addition to acting as a facilitator of assisted living projects and related services, we are assessing the viability of acquiring a property and converting it into an assisted living facility. As of now, our company does not own any property, nor do we have any short-term intent to do so.

Implications of Being an Emerging Growth Company

We currently qualify as an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced reporting requirements that are otherwise applicable to public companies. These reduced reporting requirements include:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in this prospectus and in our periodic reports, proxy statements and registration statements; and

•	not being required to hold a nonbinding advisory vote on executive compensation or to seek stockholder approval of any golden parachute payments not previously approved.

We may continue to take advantage of these reduced reporting obligations until November 30, 2023. However, if certain events occur prior to such date, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we would cease to be an emerging growth company.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation and other matters in this prospectus and other filings we make with the SEC. As a result, the information that we provide to our stockholders is different than the information you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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THE OFFERING

We have authorized capital stock consisting of 125,000,000 shares, which consists of 100,000,000 shares of common stock with a par value of $0.0001 and 25,000,000 preferred shares with a par value of $0.0001.

As of the date of this Prospectus, we have 13,050,000 shares of common stock issued and outstanding. Through this Offering, we will register a total of 8,050,000 shares of common stock. These shares represent 5,000,000 additional shares to common stock to be issued by us and 3,050,000 shares of common stock by our selling stockholders. We may endeavor to sell all 5,000,000 shares of common stock after this Registration Statement becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.02 per share for the duration of the Offering. There is no arrangement to address the possible effect of the Offering on the price of the stock. We will receive all proceeds from the sale of our shares of common stock, but we will not receive any proceeds from the selling stockholders.

The primary offering on behalf of our company is separate from the secondary offering of the selling stockholder’s in that the proceeds from the shares of common stock sold by the selling stockholder’s will go directly to them, not to the company. The same idea applies if our company approaches or is approached by investors who then subsequently decide to invest in our company, those proceeds would then go to the company.

Securities being offered by the Company

5,000,000 shares of common stock, at a fixed price of $0.02 offered by us in a direct offering. Our Offering will terminate upon the earliest of (i) such time as all of the shares of common stock have been sold pursuant to the registration statement; or (ii) 365 days from the effective date of this Prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason, terminate the Offering.

Securities being offered by the Selling Stockholders

3,050,000 shares of common stock, at a fixed price of $0.02 offered by selling stockholders in a resale offering. The Offering will terminate upon the earliest of (i) such time as all of the shares of common stock have been sold pursuant to the registration statement; or (ii) 365 days from the effective date of this Prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the Offering.

Offering Price per share	We and the selling stockholders will sell the shares at a fixed price of $0.02 for the duration of this Offering.

Number of shares of Common Stock outstanding before the offering of Common Stock	13,050,000 shares of common stock are currently issued and outstanding.

Number of shares of Common Stock outstanding after the Offering of Common Stock	18,050,000 shares of common stock will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

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Market for the Common Stock

There is no public market for our shares of common stock. The price per share is $0.02.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for our common stock may not develop.

The offering price for the shares will remain at $0.02 per share for the duration of the Offering.

Termination of the Offering

This Offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the SEC; or (ii) the date on which all 5,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the Offering for an additional 90 days. At any time and for any reason, we may also terminate the Offering.

Terms of the Offering	Our President will sell the 5,000,000 shares of common stock on behalf of our company, upon effectiveness of this registration statement, on a best efforts basis.

Registration Costs	We estimate our total offering registration costs to be approximately $25,000.

Risk Factors	See “Risk Factors” and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in our common stock.

4

You should rely only on the information contained in this Prospectus and the information we have referred to you. We have not authorized any person to provide you with any information about this Offering, our company, or the shares of common stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

RISK FACTORS

Please consider the following risk factors and other information in this Prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. If listed, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be material risks for an investor regarding this Offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Our Business and Industry

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The assisted living industry is highly competitive. We compete with numerous other companies that provide long-term care alternatives such as home healthcare agencies, community-based service programs, retirement communities, convalescent centers and other senior living and ancillary services providers, including not-for-profit entities. These entities may have longer operating histories and have greater revenue and resources than we do. If we cannot compete effectively, we may not generate substantive revenue or profits which could negatively impact the value of our common stock.

We will require additional funds in the future to achieve our current business strategy. Our inability to obtain funding could cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing could have an adverse effect on our ability to implement our current business plan and develop our operations, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

5

If we were to lose the services of Romulus Barr or Anca Barr, we may not be able to execute our business strategy.

We currently depend on the continued services and performance of our management team, Romulus Barr, our president and Anca Barr, our secretary and treasurer. Mr. Barr owns a Florida-based a ssisted l iving f acility but does not manage or operate it; he owns the physical property and leases out its operations to a third party. Hence, Mr. Barr is free to devote 20-30 hours per week on the Company’s operations, however, the potential loss of Mr. Barr’s services for whatever reason would represent a risk and have an adverse effect on our ability to grow our business. Also, the loss of the services of Anca Barr would also represent a risk to the Company and its ability to execute its business plan. Currently, Ms. Barr devotes 20 hours per week to the Company’s operations.

In addition, competition for senior executives and key personnel in our industry is intense and we may be unable to retain our senior executives and key personnel , or attract and retain new senior executives and key personnel in the future, in which case, our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

We have generated no revenue to date since our inception.

We are a start-up stage company. We have generated no revenue to date and may be unable to generate any or any significant amounts of revenue in the future. Because we may not be able to generate revenue or any significant amounts of revenue in the future our common stock may become worthless.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We have only recently begun operations. Our plan is to operate through our wholly-owned subsidiary Assisted 2 Live, Inc. The likelihood of our success must be considered in light of the expenses and difficulties in development of a customer base, attaining and retaining customers and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history, we may not be profitable and we may not be able to generate revenues to meet our expenses and support our anticipated activities.

We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business activities and have generated no revenue from such operations. A commitment of substantial resources to conduct time-consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

6

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. Our company meets the definition of an “emerging growth company” and so long as we qualify as an “emerging growth company,” we will, among other things:

•	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

•	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

•	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although our company is still evaluating the JOBS Act, we currently intend to take advantage of all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company”. Our company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that our company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our company’s internal control over financial reporting so long as we qualify as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company”, our company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate our company. As a result, investor confidence in our company and the market price of our common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our officers and director lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies.

Our officers and director lack experience in, and with the reporting and disclosure obligations of publicly-traded companies, and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

The impact of ongoing health care reform efforts on our business cannot accurately be predicted.

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The health care industry in the United States is subject to fundamental changes due to ongoing health care reform efforts and related political, economic and regulatory influences. Notably, the Affordable Care Act resulted in expanded health care coverage to millions of previously uninsured people beginning in 2014 and has resulted in significant changes to the United States health care system. To help fund this expansion, the Affordable Care Act outlines certain reductions for Medicare reimbursed services, including skilled nursing, home health, hospice and outpatient therapy services, as well as certain other changes to Medicare payment methodologies. This comprehensive health care legislation has resulted and will continue to result in extensive rulemaking by regulatory authorities, and also may be altered, amended, repealed or replaced. It is difficult to predict the full impact of the Affordable Care Act due to the complexity of the law and implementing regulations, as well our inability to foresee how Centers for Medicare & Medicaid Services and other participants in the health care industry will respond to the choices available to them under the law. We also cannot accurately predict whether any new or pending legislative proposals will be adopted or, if adopted, what effect, if any, these proposals would have on our business. Similarly, while we can anticipate that some of the rulemaking that will be promulgated by regulatory authorities will affect us and the manner in which we are reimbursed by the federal reimbursement programs, we cannot accurately predict today the impact of those regulations on our business. The provisions of the legislation and other regulations implementing the provisions of the Affordable Care Act or any amended or replacement legislation may increase our costs, decrease our revenues, expose us to expanded liability or require us to revise the ways in which we conduct our business.

In addition to its impact on the delivery and payment for health care, the Affordable Care Act and the implementing regulations have resulted and may continue to result in increases to our costs to provide health care benefits to our employees. We also may be required to make additional employee-related changes to our business as a result of provisions in the Affordable Care Act or any amended or replacement legislation impacting the provision of health insurance by employers, which could result in additional expense and adversely affect our results of operations and cash flow.

Risks Related to our Financial Statements, Management, Common Stock and this Offering

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a very limited operating history. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. This inability could cause our net income, if there is any income at all, in a given quarter to be lower than expected.

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade below the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock is fixed at $0.02 per share. This offering is being made on a self-underwritten, “best efforts” basis. The fixed price that our common stock is offered at pursuant to this offering is not indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

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We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, of which 13,050,000 shares are issued and outstanding as of September 30, 2018. The future issuance of our common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 25,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time, we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Risks Related to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to our company and or our subsidiary, Assisted 2 Live, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and our company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use of or right to the return of such funds.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;

•	changes in key personnel;

•	entry into new geographic markets;

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•	actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

•	fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	announcements relating to litigation;

•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•	changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

•	the development and sustainability of an active trading market for our common stock;

•	future sales of our common stock by our officers, directors and significant stockholders; and changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the initial offering price.

There has not been a public market for our common stock. An active and liquid trading market for our common stock may not develop or be sustained following this offering. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. You may not be able to sell your shares quickly or at or above the initial offering price. The initial public offering price will be determined by negotiations with the representatives of the underwriters. This price may not be indicative of the price at which our common stock will trade after this offering, and our common stock could trade below the initial public offering price.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

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We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved, and our stock listed and quoted for sale.

As of the date of this filing, there have been no discussions or understandings between our company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $25,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $30,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY FINANCIAL DATA

The following table presents a summary of certain of our historical financial information. Historical results are not necessarily indicative of future results and you should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. The summary financial data as of November 30, 2017 and for the period from inception (May 24, 2017) to November 30, 2017 was derived from our audited financial statements included elsewhere in this prospectus. The summary financial data as of August 31, 2018 and for the nine months ended August 31, 2018, was derived from our unaudited interim financial statements included elsewhere in this prospectus. The summary financial data in this section is not intended to replace the financial statements and is qualified in its entirety by the financial statements and related notes included elsewhere in this prospectus.

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	Nine Months	From Inception
	Ended	(May 24, 2017) to
	August 31,	November 30,
Statement of Operations Data:	2018	2017

Revenue	$14,200	$4,500

Operating expenses:
General and administrative expenses	15,406	8,713
Professional fees	15,813	1,184
Total operating expenses	31,219	9,897
Net loss	$(17,019)	$(5,397)
Net loss per common share	$(0.00)	$(0.00)
Weighted average number of shares outstanding, basic and diluted	11,015,091	10,000,000

	As of
Balance Sheet Data:	August 31, 2018	November 30, 2017

Cash and cash equivalents	$35,154	$11,737
Total assets	$36,449	$16,737
Total liabilities	$8,365	$2,134
Additional paid-in capital	$49,195	$19,000
Accumulated deficit	$(22,416)	$(5,397)
Total stockholders’ equity (deficit)	$28,084	$14,603

  USE OF PROCEEDS

The following table details our company's intended use of proceeds from this Offering for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since our company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $100,000 (100%), $75,000 (75%), $50,000 (50%), or $25,000 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item*	100%	75%	50%	25%
Professional Fees	$20,000	$20,000	$20,000	$20,000
DTC-Eligibility Fees	10,000	10,000	10,000	-
Website Design and Development	8,000	6,000	4,000	1,500
Advertising and Marketing	23,000	18,000	8,000	2,500
Office and Miscellaneous Expenses	5,000	3,000	2,500	1,000
Working Capital	34,000	18,000	5,500	-
Total	$100,000	$75,000	$50,000	$25,000

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There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.

*The above expenditures are defined as follows:

Professional Fees:  Pertains to legal services and accounting fees that will be incurred by the Company for maintaining fully reporting status with the SEC.

DTC-Eligibility Fees:  Pertains to the cost to apply for our shares to be eligible for trading with the Depository Trust Corporation ("DTC").  Please refer to the heading "our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them", under risks for our common stock for an explanation of the importance of DTC-eligibility.

Website Design and Development:  Pertains to the payments that will be made to design and develop our websites.  This will be to develop our main branded  www.assisted4living.com and Florida-based www.assisted2live.com .

Advertising and Marketing:  Pertains to the cost of advertising and marketing our products in our selected target market (Florida).

Office and Miscellaneous Expenses:  These are the costs of operating our office, including telephone services, mail, stationery, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Working Capital : Pertains to the funds allocated to general working capital.  Funds will be used to cover short falls in other areas, if applicable, during the next 12 months.

There is no assurance that we will be able to raise the entire $100,000 with this Offering.  Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

If only 75% ($75,000) of this Offering is sold , we estimate that this would still provide sufficient capital to develop and build out our websites, properly market our ALF consulting service, and cover our office expenses.  We would also have a smaller amount working capital to utilize, but still enough to capitalize on differing marketing opportunities when then they come up, or cover deficiencies in other areas.

If only 50% ($50,000) of this Offering is sold , we will have to reduce our short-term goals. We will still be able to develop our websites, but it will not be as effective as what we would be able to create at the higher funding levels. We will also still be able to market our consulting services through our website platform, but again it will not on the same scale. Our offices expenses will have to be curtailed, as well as our ability to utilize working capital.

If 25% ($25,000) of this Offering is sold , we would still incur expected professional (legal and accounting) fees of $20,000, which will have to be paid to maintain reporting status during the next 12 months.  This would substantially hinder the development of our business and our ability to generate sufficient revenues.  Our websites and marketing would be rudimentary, our office expenses cut to a minimum, and there will be insignificant working capital. In short, we would not be able to develop our business and/or generate sufficient revenues in the first year without additional financing.  Further, we would not be able to pay for making our securities DTC-Eligible, and, thus, it is unlikely an investor in this Offering would be able to trade his or her shares in a public market, should a public market even be achieved.

If we do not raise sufficient funds to pay professional fees, estimated to be $20,000 for the first 12 months, we would not be able to remain reporting with the SEC, and, therefore, we would not be able to obtain a OTCQB quotation.

We feel that we need to raise a minimum of $75,000 in Offering proceeds in order to implement our business plan and support our operations for the next 12 months.

DETERMINATION OF OFFERING PRICE

Prior to this Offering there has been no public market for our common stock. The price of the current Offering is fixed at $0.02 per share. The offering price has been arbitrarily determined by our company and bears no relationship to assets, earnings, or any other valuation criteria.

DILUTION

The price of the current Offering is fixed at $0.02 per share. If a prospective investor purchases our common shares, that investor will incur immediate, substantial dilution based on the difference between the public offering price per share that investor will pay in this offering and the net tangible book value per share of common stock immediately after this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

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We intend to sell 5,000,000 shares of our common stock in a direct offering and 3,050,000 shares of common stock, offered by selling stockholders in a resale offering. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 8,050,000 shares of common stock will be sold.

	Shares Issued		Total Consideration
	Number	Percent	Amount	Percent
Existing Shareholders	13,050,000	55%	$50,500	24%
Purchasers of Shares	5,000,000	45%	$100,000	76%
Total	18,050,000	100%	$204,000	100%

The following table , as of August 31, 2018, sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of the date of this Prospectus. Totals may vary due to rounding.

	If 25% of	If 50% of	If 75% of	If 100% of
	shares sold	shares sold	shares sold	shares sold
Offering price per share	$0.02	$0.02	$0.02	$0.02
Book value before offering	$0.0022	$0.0022	$0.0022	$0.0022
Pro forma book value per share after offering	$0.0020	$0.0034	$0.0046	$0.0057
Increase (decrease) per share attributable to offering	$(0.0002)	$0.0012	$0.0024	$0.0035
Dilution to new shareholders	$0.0180	$0.0166	$0.0154	$0.0143

Net Value Calculation

	If 25% of	If 50% of	If 75% of	If 100% of
Numerator:	shares sold	shares sold	shares sold	shares sold
Net tangible book value before the Offering	$28,084	$28,084	$28,084	$28,084
Net proceeds from this Offering	25,000	50,000	75,000	100,000
Registration Cost	(25,000)	(25,000)	(25,000)	(25,000)
	$28,084	$53,084	$78,084	$103,084
Denominator:
Common shares outstanding prior to this Offering	13,050,000	13,050,000	13,050,000	13,050,000
Common shares to be sold in this offering	1,250,000	2,500,000	3,750,000	5,000,000
	14,300,000	15,550,000	16,800,000	18,050,000

SELLING SHAREHOLDERS

The shares being offered for resale by the selling shareholders consist of 3,050,000 shares of common stock.

The following table sets for the names of the selling shareholders, the number of common stock beneficially owned by the selling shareholder, as of September 30, 2018 , and the number of shares of common stock being offered by the selling shareholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all of any portion of such shares nor is the selling shareholder obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholder.

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Name of Selling Shareholder	Common stock owned prior to Offering	Common stock to be sold	Common stock owned after Offering (assuming all shares are sold)	Percent of Common stock owned after Offering (assuming all shares are sold)
Maria Barr (1)	200,000	200,000	Nil	0%
Timothy Conte	100,000	100,000	Nil	0%
Bryan Doty	100,000	100,000	Nil	0%
Vincent Fiscella	200,000	200,000	Nil	0%
Barry Gerber	200,000	200,000	Nil	0%
Cheryl Jackson	100,000	100,000	Nil	0%
Dawn Kristol	200,000	200,000	Nil	0%
Lucia Mulas	100,000	100,000	Nil	0%
Janice Powell	300,000	300,000	Nil	0%
Joshua Powell	200,000	200,000	Nil	0%
David Rose	200,000	200,000	Nil	0%
Robyn Sturney-Toth	200,000	200,000	Nil	0%
Joseph Whitesides	200,000	200,000	Nil	0%
Joshua David	200,000	200,000	Nil	0%
Garnik Hakobyan	200,000	200,000	Nil	0%
Artak Noravyan	200,000	200,000	Nil	0%
Mary Catherine Redfern	150,000	150,000	Nil	0%

(1) Maria Barr is the mother of Romulus Barr and Anca Barra.

PLAN OF DISTRIBUTION

Our company has 13,050,000 shares of common stock issued and outstanding as of the date of this Prospectus. Pursuant to this Offering our company is registering for sale 3,050,000 shares of common stock held by 17 existing shareholders at a fixed price of $0.02 per share for the duration of the Offering. Our company is also registering an additional 5,000,000 shares of common stock for sale at a fixed price of $0.02 per share for the duration of the Offering.

There is no arrangement to address the possible effect of the offering on the price of the shares.

In connection with our company’s selling efforts in the Offering, Romulus Barr will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act.

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Romulus Barr will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Barr is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Barr will continue to primarily perform substantial duties for our company or on our behalf otherwise than in connection with transactions in securities. Mr. Barr will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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Our company will receive all proceeds from the sale of the 5,000,000 shares of common stock being offered on behalf of our company itself. The proceeds from the 3,050,000 shares of common stock held by the selling shareholders, if sold, will not go to our company, but will go to the shareholder directly. The price per share is fixed at $0.02 for the duration of this Offering. Although our common stock are not listed on a public exchange or quoted over-the-counter, we intend to seek to have our common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by our company and selling shareholders must be made at the fixed price of $0.02 for the duration of this Offering. Our company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of our company. Further, our company will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from our company and/or the purchasers of the share for whom they may at as agents. The common stock sold by our company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this Prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which our company has complied.

In addition and without limiting the foregoing, our company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $25,000.

Procedures for Subscribing to the Shares of Common Stock Offered by our Company

If you decide to subscribe for any shares in this Offering that are offered by our company, you must:

•	execute and deliver a subscription agreement; and
•	deliver a check or certified funds to us for acceptance or rejection

All checks for subscriptions must be made payable to Assisted 4 Living, Inc. Wire transfers will also be accepted. We will deliver share certificates attributable to the shares of common stock purchased directly to the purchasers within ninety (90) days of the closing of the Offering.

Right to Reject Subscriptions for the Shares of Common Stock Offered by our Company

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by regular mail or electronic mail within 48 hours after we receive them.

Shares of Common Stock to be Sold by the Selling Shareholders

If you decide to subscribe for any shares in this Offering that are offered by the selling shareholders, the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not, at their sole discretion, decide to accept or reject subscriptions. Selling shareholders will be responsible for following any applicable laws or regulations with regards to the sale(s) of their own common stock.

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DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 100,000,000 shares of common stock with par value of $0.0001 and 25,000,000 preferred shares with par value $0.0001. As of the date of this filing we have 13,050,000 shares of common stock , held by approximately 19 shareholders and no preferred shares issued and outstanding.

There is currently no established public trading market for our shares of common stock. Pursuant to this Offering , our company is registering for sale 3,050,000 shares of common stock held by 17 existing shareholders at a fixed price of $0.02 per share for the duration of the Offering. Our company is also registering an additional 5,000,000 shares of common stock for sale at a fixed price of $0.02 per share for the duration of the Offering.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of our company. All shareholders are entitled to share equally in dividends, if any as may be declared from time to time by our board of directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. Shareholders do not have cumulative or preemptive rights. As of the date of this Registration Statement we have 13,050,000 shares of common stock issued and outstanding.

Preferred Shares

Our Articles of Incorporation authorizes the issuance of up to 25,000,000 preferred shares with designations, rights and preferences to be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue Preferred Shares with dividend, liquidation, conversion, voting or other rights which could adversely affecting the voting power or other rights of the shares of common stock. In the event of issuance, the preferred shares could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to issue any of our preferred shares, there can be no assurance that we will not do so in the future. We have no preferred shares issued and or outstanding as of the date of this Registration Statement.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have never declared or paid dividends on our capital stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. We do not anticipate paying any dividends on our capital stock in the foreseeable future. Investors should not purchase our securities with the expectation of receiving cash dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors, subject to limitations imposed by Nevada law regarding the ability of corporations to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Transfer Agent

The transfer agent for our common stock is VStock Transfer, LLC, 18 Lafayette Pl, Woodmere, NY 11598.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

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INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Parsons/Burnett/Bjordahl/Hume, LLP.

The financial statements including in this Prospectus and the Registration Statement have been audited by Pinnacle Accountancy Group of Utah, to the extent and for the periods set forth in their report appearing elsewhere in this Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for smaller reporting company under the Securities and Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

The following summary of our results of operations should be read in conjunction with our financial statements included elsewhere in this prospectus.

To date, our c ompany has begun to generate initial revenues from our operations.

Over the course of the twelve months following this Offering, we plan to utilize any and all funds that we generate through the sale of company shares. The funds will support the costs associated with this offering registration, as well as website marketing and search engine optimization (SEO, and related expenses that pertain to the growth of our business.

In terms of our staging, we will also finalize our branding, and optimize our two marketing websites. The websites will be the marketing anchor of our operation and hopefully produce a viable source of leads/clients. Given that Florida is our test market, Assisted2Live.com will be optimized at a state level and target google search keywords that revolve around ‘Assisted Living’, ‘Assisted Living Center,’ and ‘Senior Care.’ A third-party SEO provider has been sourced that has a successful track record of optimizing keywords for Google and Bing searches, so if a prospective client types in ‘Florida Assisted Living Centers,’ our Assisted2Live.com website will hopefully appear at the top of their search. Also, a complementary google pay per click (PPC) campaign, which follows the same principals as search engine optimization, will be undertaken at the same time. Paying for search results in a Pay Per Click campaign often generates quicker results. We do plan on optimizing the Assisted4Living.com website for keywords on a national level, but this will come at a later time and after our Florida test marketing has be optimized.

In this early development stage, our company has commenced operations in 2017. Our President, Mr. Barr, through his informal network, has sourced leads of both potential operators and prospective residents that are looking to either open an ALF or live therein. Initial consulting projects have been undertaken, and our company will continue to consult on projects as needed. Again, this initial phase of our development will be small in scale and used as a test for a future scaling-up of operations.

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The first iteration of our company’s websites was finished in 2017, and these sites do not represent the final product we anticipate, but rather a place to start. An initial Google Adwords marketing campaign (PPC) on Assisted2Live.com website will be launched in late 2018 or early 2019. Our company will also undertake a grassroots marketing effort to canvas Mr. Barr’s network of industry contacts and determine who may be looking to enter the field. The grassroots outreach will encompass attending Florida industry functions and making on-site cold calls to existing ALF facilities. Again, the purpose of the outreach is to create referral opportunities.

Our c ompany’s central focus during this start-up phase, that will go through to February 2019, will be to grow our consulting and referral business. Private groups or companies that wish to enter the ALF field will be solicited and signed as clients. Prospective clients will discover our consulting services through our marketing websites or through word of mouth. Our c ompany will also canvas under-serviced communities in the Florida market to see if there are any available grants or incentives that could be used to help our clients fund their acquisitions. Frequently, under-serviced communities are in desperate need to expand the number of available assisted living beds and may be willing to grant incentives. Our company also has a secondary vision to eventually acquire an ALF property of our own, but this would not materialize until well into our development.

The second phase of development from February 2019, through to the end of 2019, will see the results of Assisted2Live. com’s SEO website marketing, whereby customers or clients that are looking to enter the ALF field will have found our website on a google search using ‘Assisted Living’ style keywords. Another potential market derived from our website optimization could be families or prospective ALF residents that are searching for good places in to live. If we come across clients that are looking to live in quality ALF facilities, we will refer them to partner properties and derive some type of commission in the process.

At the 100% funding level of $100,000, it is estimated that the cost of constructing our websites and staging our SEO marketing efforts will be $31,000. Our c ompany also anticipates putting aside $9,500 to be used for a 3 month pay per click campaign. This campaign will target ‘Assisted Living’ keywords and cause our website to appear in the ‘Ad’ section of a google search. The ‘Ad’ section of a google search highlights sponsored links or those who have paid to appear. The rest of the funds will be used for professional fees and DTC eligibility, or kept in reserve. Our c ompany has initiated some small consulting projects over the past number of months and the proceeds of these jobs has gone to support the day to day travel and other business-related expenses. Presently our c ompany only has the resources to grow the consulting side of our business , and is not able to purchase of any property or business.

Our c ompany is confident that we will reach our $100,000 funding goal ; however, if our c ompany needs more capital in the future we may contemplate a further issuance of shares, or perhaps acquire funds from a lender. Our c ompany may also support further growth solely through the proceeds of our consulting business ; however, to date, the proceeds have only cover ed a few basic expenses.

The officers, during this start-up phase, will work from their respective home offices, and no office space (or overhead) will be required. As our company grows, office space may be added in the future.

The officers will also use their own personal vehicles to meet with partners and potential clients.

All of the uses for the proceeds we hope to generate through the sale of our shares will remain the same, but the scale upon which they are implemented will vary. As a result, if we are not able to allocate enough funds towards our operating initiatives in the next twelve months the results of our operations may materially suffer.

Principal Products, Services and Their Markets

A4L is a facilitator of assisted living projects and related services. Our company has positioned itself as a resource for individuals or private groups that wish to enter and operate within the ALF industry. Our company’s first target market will be Florida, and will operate within the State through its solely owned subsidiary Assisted 2 Live, Inc. The target is to use Florida as a test market to better define our consulting processes, and ultimately become a national presence in the assisted living field. The barriers to entering the ALF space are considerable and require a detailed understanding of each State’s regulatory environment and processes. There is a myriad of steps to properly set up an ALF residence, included, but not limited to licensing, building codes, medical care requirements, staffing and industry regulations. Our company is designed to mentor prospective ALF clients and assist them through every step of the start-up process, working with them to ensure that their facility gets off to a proper and sustainable start.

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The ALF industry is rapidly growing, and the skewed demographics of the current aging population will only further this industry interest and population need. There are approximately one million seniors in the U.S.A. who are currently residents of an Assisted Living Facility. And the numbers are expected to grow as our aging population reaches the point where they begin to experience declines in their various physical, intellectual and social mental abilities and overall health. ALF residences offer people with mild health problems a uniquely supportive environment in which to live, being tailored to provide a ‘home-like’ atmosphere where residents enjoy all their familiar comforts, with the advantage of being in a stimulating social community and not an ‘institutionalized’ feel. Additionally, however, they may also receive supplemental medical supervision and minor medical care, alongside the essentials for daily-living help.

A typical assisted living resident is a senior citizen (mostly 75 years of age and older), who has suffered a mild decline in their health due to illness, injury or general aging. Challenges can range from simple tasks such as bathing or dressing, to more complicated demands such as coordinating home maintenance and issues of safety. However, not all assisted living residents are senior citizens, as at any point in life the onset of acute illness or progressive decline in the younger years in either cognitive or physical ability are ALF candidates, and can greatly benefit from the support in regaining a degree of critical independence. Hence, there is an even broader provider market beyond the senior care with which ALF’s have been traditionally associated.

The key philosophy behind A4L is to facilitate the growth of residences that offer stimulating environments and provide care that empowers seniors (and young people in specific circumstances) to live as independent, while attentively being there to look after their housekeeping, transportation, medical, toileting, dressing, and cooking needs.

Our company, through the experience of our principal officers, will grow to become a resource for anyone wishing to get into the ALF field. With Florida as a test market, clients will be guided through every stage of the licensing and structural process required towards establishing an ALF. We will also operate the newly minted ALF hand-in-hand with the owners to ensure that the facilities are established and functioning smoothly, working from the ground up on physical site planning to optimizing care levels and strategies for the various populations in need.

Our company will charge a fee for these services, whereby a prospective ALF operator can choose the specific area of expertise in which they require developmental assistance, and pay according to such incremental needs. Clients can opt for consultation in licensing, or physical space configuration, staffing requirements and certifications, resident referrals, or other details of the ALF environment. From isolated consultations, to an option whereby our company will set-up and walk with clients through every step of the ALF process, and oversee the project for 6 months to ensure a smooth emergence into the marketplace,

Distribution Methods

Potential clients will find A4L services through two primary channels: the first is through referrals generated from an informal network of industry contacts, and the second is through a nationally optimized www.Assisted4Living.com website. The website will be optimized for keywords that are related to the assisted living industry. In Florida, the www.Assited2Live.com website will be created and locally optimized to help generate regional business. We will also create on-line Google and Facebook ads that target keywords such as ‘Assisted Living,’ and ‘Assisted Living Facilities’. And in addition to this, the company will look to take out print ads in publications such as AARP magazine.

Status of Publicly Announced New Products or Services

A4L has no new publicly announced products or services.

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Competitive Business Conditions and Strategy; Assisted4Living’s Position in the Industry

A4L will initially compete with other ALF companies that are currently in the Florida market. Large nationally-recognized companies such as Life Care Center of America and Brookdale Senior living would be rivals, as well as smaller regional operators such as South Port Square and Genesis Healthcare. It is possible that new or prospective ALF operators will gravitate to these larger entities for guidance, however, based on the personal history of our company’s officers in the Florida market, we are experienced, connected, and able to compete. We will also compete with these larger firms for prospective ALF residents. While there are established and strong competitors in the Florida ALF market, however, the industry is growing and we are positioning ourselves to be a niche player as a resource-intensive consulting company providing a highly personalized approach to the ALF marketplace.

While A4L can take on the regulatory and logistical challenges of opening a large ALF center (60 beds+), we are focusing our efforts on smaller, more family-oriented projects (with as few as 4 residents). Keeping an ALF from 4-16 residents can maintain the personal home-style context. We are structuring our consulting approach to target this area and view it as an unrealized niche growth opportunity. The barriers to developing a small-scale ALF project are also significantly less than those for constructing and conforming to the regulatory steps of larger, more industrial-sized projects.

Our company will also pursue the opportunity of starting its own small-scale ALF projects, with the specific goal of creating turn-key start-ups. We will source properties and either lease or purchase them, engage with the Agency of Health Administration (AHCA) for licensing, and make necessary renovations to comply with regulations from agencies such as Emergency Management and the Department of Health. Staff will be sourced and trained, and residents will be found and placed. The concept will be to have a fully licensed, staffed, and populated center that can in turn be marketed to prospective buyers. Interested prospects will be given the opportunity to purchase the business and the property, or simply the business, with the Company keeping ownership of the actual residence.

We are also looking to create a branch of the business that exclusively deals in referrals (seniors that are looking for an ALF). Through our network of industry contacts and the optimization of our digital website, ALF prospects will come to us and can be placed either in our growing network of homes, or, depending upon the needs of the client, be placed in competitor facilities. A typical referral fee of one month’s rent is the industry norm for a qualified referral - and the average monthly rent in an ALF is $3,300.

Talent Sources and Names of Principal Suppliers

O ur success will depend on the quality of our leadership and their ability to leverage industry knowledge and contacts. Our company will be headed by Romulus Barr, a seventeen-year veteran of the assisted living industry. Romulus has owned and operated an ALF center in Portland, OR, and currently owns a 16-bed facility in Punta Gorda, Florida. The one facility that Romulus currently owns is not operated by him, but rather has been leased to a third party operator. Mr. Barr’s has a broad understanding of the dynamics on the ALF field, consults on ongoing projects, and developed a standardized ‘Emergency Plan’ that was adopted for use by the State of Florida. Having operated in Florida for the past 10 years, Mr. Barr has developed close relationships with local SW Florida case workers, guardians, and AHCA Florida State regulators. In short, Mr. Barr has a network of industry contacts and a deep understanding of the ALF industry. Mr. Barr hopes to expand this success beyond Florida to other states.

Anca Barr has also worked closely with the Agency for Health Administration (AHCA- Licensing), the Department of Children and Families (case work and resident placements), and the Department of Health (food storage, preparation, and service). Ms. Barr has also worked on a day-to-day basis with ALF centers, and has extensive experience on how to establish centers, care for the residents, manage staffing and budgets, as well as coordinate with medical professionals and regulatory agencies.

Together, both Romulus and Anca provide our company with substantial experience within the industry.

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Research and Development

Since inception, no funds have been expensed on research and development. There are no extra research or development costs as the principals are donating their time and energy in this start-up phase.

Employees

We have no employees. Initially, our officers and directors furnish their time to the development of the Company at no cost. We do not foresee hiring any employees in the near future. We will engage independent contractors to help design and develop our website and marketing efforts as may be required.

Dependence on one or a few major customers

A4L will not be dependent on any one customer for our success. Multiple customers and clients will be solicited, and multiple partners sourced to ensure a balanced mix of potential leads.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent or trademark. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We will be subject to state and local regulation as it pertains to assisted liv ing centeres . In Florida, our activities will subject to the approvals and licensing of the Agency for Health Care Administration (AHCA). AHCA regulates all aspects of owning and operating an assisted living center. This agency is responsible for approving new ALF licenses, regulating existing licenses, enforcing codes, as well as ensuring the proper implementation of Emergency Plans. T he Florida Department of Agriculture, Division of Food Safety Amy also regulate our centers, since some of our clients may provide food service, and must compl y with safe food standards.

If our clients end up dealing with clients on Medicaid, state case workers will also be engaged and have an impact on our business. Other states have their own regulatory agencies who oversee assisted living faci lities, and who will need to be engaged when and if we decide to expand beyond the Florida test market.

Properties

Our principal executive office is located at 2382 Bartek Pl., North Port, FL 34289. This property is provided to our company by our president, free of charge.

Legal Proceedings

From time to time we may become involved in various legal proceedings that arise in the ordinary course of business, including actions related to our intellectual property. Although the outcomes of these legal proceedings cannot be predicted with certainty, we are currently not aware of any such legal proceedings or claims that we believe, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

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Results of Operations

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

The following summary of our results of operations should be read in conjunction with our financial statements for the period ended August 31, 2018 and the period from inception to November 30, 2017, which are included herein.

Nine Months ended August 31, 2018

Our operating results for the nine months ended August 31, 2018 and for the period from May 24, 2017 (Inception) to August 31, 2017 are summarized as follows:

	Nine Months	From Inception
	Ended	(May 24, 2017) to
	August 31, 2018	August 31, 2017
Revenue	$14,200	$-
Operating expenses	31,219	1,197
Net loss	$(17,019)	$(1,197)

We have incurred $31,219 for the nine months ended August 31, 2018 and $1,197 in expenses from inception (May 24, 2017) through November 30, 2017. Expenses consisted primarily of general administration expenses and professional fees.

Three Months Ended August 31, 2018 and 2017

Our operating results for the three months ended August 31, 2018 and 2017 are summarized as follows:

	Three Months Ended August 31,
	2018	2017
Revenue	$4,500	$-
Operating expenses	14,266	13
Net loss	$(9,766)	$(13)

We have incurred $14,266 for the three months ended August 31, 2018 and $13 in expenses for the three months ended August 31, 2017. Expenses consisted primarily of general administration expenses and professional fees.

Liquidity and Capital Resources

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

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Working Capital

The following table presents our work capital position as at August 31, 2018 and November 30, 2017:

	August 31,	November 30,	Change
	2018	2017	Amount	Percentage
Cash	$35,154	$11,737	$23,417	200%
Current Assets	$36,449	$16,737	$19,712	118%
Current Liabilities	8,365	2,134	6,231	292%
Working Capital	$28,084	$14,603	$13,481	92%

As of August 31, 2018, we had a working capital of $28,084 consisting of cash on hand of $35,154, as compared to a working capital of $14,603 and cash of $11,737 as of November 30, 2017. The increase in cash is due to cash from revenue and from the issuance of shares of our common stock to private investors.

Cash Flow

We fund our operations with cash generated from sales, capital contributions, debt, and issuances of common stock.

The following table presents our cash flow for the nine months ended August 31, 2018 and August 31, 2017:

	Nine Months Ended	From Inception (May 24, 2017) to
	August 31, 2018	August 31, 2017	Change
Cash used in operating activities	$(7,083)	$(5,013)	(2,070)
Cash provided by financing activities	30,500	20,000	10,500
Net Increase In Cash for period	$23,417	$14,987	8,430

Cash Flows from Operating Activities

We used net cash of $7,083 in our operating activities during the nine months ended August 31, 2018, consisting of a net loss of $17,019 reduced by an increase in accounts payable of $6,231, and a use of prepaid expenses of $3,705.

We used net cash of $5,013 in our operating activities during the period ended August 31, 2017, consisting of a loss of $1,197, increased by prepaid expenses of $5,000 and reduced by accounts payable of $1,184.

Cash Flows from Financing Activities

For the nine months ended August 31, 2018 and 2017, cash provided by financing activities was $30,500 and $20,000, respectively. For the nine months ended August 31, 2018, we received $30,500 from issuance of common stock for cash to private investors. During the period ended August 31, 2017, we received $20,000 from the issuance of common stock to founders.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles (“GAAP”) and the Company’s discussion and analysis of its financial condition and operating results require the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its consolidated financial statements and accompanying notes. Note 2, “Summary of Significant Accounting Policies,” of the Notes to Consolidated Financial Statements included in this Prospectus, describes the significant accounting policies and methods used in the preparation of the Company’s consolidated financial statements. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.

Management believes the Company’s critical accounting policies and estimates are those related to revenue recognition. Management considers these policies critical because they are both important to the portrayal of the Company’s financial condition and operating results, and they require management to make judgments and estimates about inherently uncertain matters. The Company’s management has reviewed these critical accounting policies and related disclosures.

Revenue Recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Service income is derived progressively based on the amount of work rendered.

Emerging Growth Company

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERENANCE

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers and directors as of the date of this Prospectus.

Name	Age	Position
Romulus Barr	45	President, Chief Executive Officer, Chief Financial Officer and Director
Anca Barr	40	Secretary, Treasurer and Director

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Each director serves for a term of one year and until their successor is duly elected and qualified. Our executive officers are appointed by our board of directors. There are family relationships between our current directors and officers, Romulus Barr is the brother of Anca Barr.

Background of Executive Officers and Directors

The following is a brief summary of the background of each of our executive officers and directors:

Romulus Barr – Since 2004, Mr. Barr has been the President and Owner of R.A. Alf, Inc., a Punta Gorda, FL based company. From 1998 to 2003, Mr. Barr was President and Owner of R.A. Adult Care, an adult care home in Portland, OR. With his 20 years of experience in the healthcare industry, Mr. Barr is knowledgeable in all aspects of establishing and running a successful assisted living business. His expertise includes, but it is not limited to, state and local licensing requirements, staff training, daily operations, emergency planning.

Mr. Barr obtained a Master of History and Theology from Holy Cross in Brookline, MA in 2001. He also received a Bachelor’s Degree from the University of Oradea, Romania in 1995. Mr. Barr completed an Adult Foster Care Home Training in 1999 and Assisted Living Facilities Core Training Program in 2004.

Our board of directors believes that Mr. Barr is qualified to serve as a member of our board of directors because of his extensive background in assisted living.

Anca Barr – Ms. Barr has been involved in the Healthcare Services industry for more than 20 years. Ms. Barr is skilled in caring for adult patients to improve their health and wellbeing. She is familiar with day-to-day operations and activities of daily living in both, Adult Care Homes and Assisted Living Facilities. Ms. Barr was Administrator Assistant of R.A. Adult Care in Portland, OR, from 1998 to 2003, and Dietary Aide and Administrator Assistant of R.A. ALF, Inc., in Punta Gorda, FL, from 2004 to 2016. From 2016 to the present, Anca works as a Caregiver and CNA (Certified Nursing Assistant) at RA ALF Inc., in Punta Gorda, FL.

In 1994, Ms. Barr completed her Certified Nursing Assistant Program from the school Health Group in Sibiu, Romania. Ms. Barr completed an Adult Foster Care Home Training in 1998 and Assisted Living Facilities Core Training Program in 2004. In light of her many years of experience in assisted living, our board of directors believes that Ms. Barr is well-qualified to serve as a member of our board of directors.

Code of Ethics

We have not adopted a formal Code of Ethics. Our board of directors evaluated the business of our company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or our directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Board of Directors, Committees and Director Independence

Our board of directors currently consists of two members. Neither of our directors is considered to be an independent director because they each serve our company as an executive officer. We have not established any committees of our board of directors, nor are either of our directors “audit committee financial experts” within the meaning of the rules of the SEC.

Committees of the Board

Our company does not have a nominating, compensation, or audit committee, or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees at this time because our directors can adequately perform the functions of such committees.

27

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a board member that qualifies as “independent” as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Exchange Act, and as defined by Rule 4200(a)(14) of the FINRA Rules.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities;

4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed suspended, or vacated;

5.	such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated;

6.	such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any Federal or State securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

28

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for the year ended November 30, 2017.

Name and Principal Position	Year Ended November 30, 2017	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Romulus Bar President, CEO, CFO and Director	-	-	-	-	-	-	-	3,500	3,500
Anca Barr Secretary, Treasurer and Director	-	-	-	-	-	-	-	-	-

Our board of directors determines the compensation given to our executive officers in their sole determination. Our board of directors reserves the right to pay our executive or any future executives a salary, and/or issue them our common stock issued in consideration for services rendered and//or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our board of directors has not granted any performance based stock options to date, our board of directors reserves the right to grant such options in the future, if our board, in its sole determination believes such grants would be in the best interest of the Company.

Employment Agreements

We do not have any employment or consulting agreement with any directors or officers.

Stock Options

We have not granted any stock options to our executive officers since inception.

Director Compensation

Our board of directors does not currently receive any consideration for their services as members of our board of directors. Our board of directors reserves the right in the future to award the members of our board of directors cash or stock based consideration for their services to our company, which awards, if granted shall be in the sole determination of our board of directors.

Retirement Plans

Our company currently maintains no plans for its executive officers or employees that provide for payments or other benefits at, following or in connection with retirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 24, 2017, our company issued 8,000,000 founder’s shares to Romulus Barr, our president and director and 2,000,000 founder’s shares to Anca Barr, our secretary and director, at a purchase price of $0.002 per share.

During the period ended November 30, 2017, our company paid to officers and directors management fees of $4,500.

During the period ended November 30, 2017, the CEO paid operating expenses of $950 on behalf of our company. During the nine months ended August 31, 2018, the amount owed to the CEO was fully repaid by our company.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

29

MATERIAL CHANGES

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 30, 2018 (a) by each person known by us to own beneficially 5% or more of our common stock, (b) by each of our named executive officers and each of our directors and (c) by all executive officers and directors of the Company as a group. As of September 30, 2018, there were 13,050,000 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Romulus Barr 2382 Bartek Pl. North Port, FL 34289	8,000,000 shares of common stock	61.30%
Anca Barr 2382 Bartek Pl. North Port, FL 34289	2,000,000 shares of common stock	15.33%
Directors and Executive Officers as a Group	10,000,000 shares of common stock	76.63%

30

ASSISTED 4 LIVING, INC.

UNAUDITED FINANCIAL STATEMENTS

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED AUGUST 31, 2018

 ASSISTED 4 LIVING, INC.

Interim Condensed Consolidated Financial Statements

August 31, 2018

(Unaudited)

F-1

ASSISTED 4 LIVING, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	As of	As of
	August 31,	November 30,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$35,154	$11,737
Prepaid expenses	1,295	5,000
Total Current Assets	36,449	16,737

TOTAL ASSETS	$36,449	$16,737

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$8,365	$1,184
Due to related parties	-	950
Total Current Liabilities	8,365	2,134

Total Liabilities	8,365	2,134

Stockholders' Equity
Preferred stock: 25,000,000 shares authorized; $0.0001 par value
no shares issued and outstanding	-	-
Common stock: 100,000,000 shares authorized; $0.0001 par value
13,050,000 and 10,000,000 shares issued and outstanding, respectively	1,305	1,000
Additional paid in capital	49,195	19,000
Accumulated deficit	(22,416)	(5,397)
Total Stockholders' Equity	28,084	14,603

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$36,449	$16,737

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

ASSISTED 4 LIVING, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three	Three	Nine	From Inception
	Months Ended	Months Ended	Months Ended	(May 24, 2017) to
	August 31,	August 31,	August 31,	August 31,
	2018	2017	2018	2017

Revenues	$4,500	$-	$14,200	$-

Operating Expenses
General and administrative	6,005	13	15,406	13
Professional fees	8,261	-	15,813	1,184
Total operating expenses	14,266	13	31,219	1,197

Operating Profit (Loss)	(9,766)	(13)	(17,019)	(1,197)

Other income (expense)	-		-	-

Net Loss	$(9,766)	$(13)	$(17,019)	$(1,197)

Basic and Diluted Loss per Common Share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding	13,009,239	10,000,000	11,015,091	10,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

ASSISTED 4 LIVING, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine	From Inception
	Months Ended	(May 24, 2017) to
	August 31,	August 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,019)	$(1,197)
Changes in current assets and liabilities:
Prepaid expenses	3,705	(5,000)
Accounts payable	7,181	1,184
Due to related parties	(950)	-
Net cash used in operating activities	(7,083)	(5,013)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	30,500	20,000
Net cash provided by Financing Activities	30,500	20,000

Net cash increase for the period	23,417	14,987
Cash at beginning of period	11,737	-
Cash at end of period	$35,154	$14,987

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

ASSISTED 4 LIVING, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

August 31, 2018

NOTE 1 – ORGANIZATION, DESCRIPTION OF BUSINESS AND GOING CONCERN

Assisted 4 Living, Inc., (“Assisted 4 Living”, “the Company”, “we” or “us”) was incorporated in the state of Nevada on May 24, 2017. It is based in North Port, Florida. The Company incorporated a wholly-owned subsidiary, “Assisted 2 Live, Inc.” in the state of Florida on June 15, 2017. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is November 30.

The Company intends to operate an assisted living consulting company that specializes in acquiring, licensing, staffing, and operating assisted living facilities (“ALF”). The Company will offer clients that wish to enter the ALF field an opportunity to purchase and run its own center(s), and will also act as a referral agent finding and placing clients that are in search of quality residential care. The Company will also offer a la carte consulting services such as submitting license applications, developing emergency plans, as well as other regulatory and compliance needs.

To date, the Company's activities have been limited to developing initial business contacts and services.

Going Concern

The accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of August 31, 2018, the Company has an accumulated deficit and has earned nominal revenues during the period ended August 31, 2018.

The ability of the Company to obtain profitability is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-5

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Article 8 of Regulation S-X. In our opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended August 31, 2018 are not necessarily indicative of the results that may be expected for the year ending November 30, 2018. Notes to the unaudited condensed consolidated financial statements that would substantially duplicate the disclosures contained in the audited consolidated financial statements for fiscal year 2017 have been omitted. This report should be read in conjunction with the audited consolidated financial statements and the footnotes thereto for the fiscal year ended November 30, 2017 included in the Company’s Form S-1 as filed with the Securities and Exchange Commission.

Basis of Consolidation

These financial statements include the accounts of the Company and the wholly-owned subsidiary, Assisted 2 Live, Inc. All material intercompany balances and transactions have been eliminated.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Revenue recognition

Effective January 1, 2018, the Company adopted ASC 606, “Revenue from Contracts with Customers.” The Company has evaluated the new guidance and its adoption did not have a significant impact on the Company’s financial statements and a cumulative effect adjustment under the modified retrospective method of adoption will not be necessary. There will be no change to the Company’s accounting policies.

Concentrations

During the period ended August 31, 2018, revenue was comprised of one labor contract to an unrelated third party. One customer represented 100% of the revenues of the Company for the period ended August 31, 2018.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

F-6

NOTE 3 - EQUITY

Preferred Stock

The Company has authorized 25,000,000 preferred shares with a par value of $0.0001 per share. The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

As of August 31, 2018, the Company had no preferred shares issued and outstanding.

Common Stock

The Company has authorized 100,000,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On August 31, 2018, the Company issued to seventeen (17) unaffiliated investors 3,050,000 shares of common stock for $30,500.

As of August 31, 2018 and November 30, 2017, the Company had 13,050,000 and 10,000,000 common shares issued and outstanding, respectively.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses at August 31, 2018 and November 30, 2017 consisted of a deposit for legal expenses for $1,295 and $5,000, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the financial year ended November 30, 2017, the CEO paid operating expenses of $950 on behalf of the Company. During the nine months ended August 31, 2018, the amount owed to the CEO was fully repaid by the Company. As of August 31, 2018 there is no outstanding amount owed to CEO.

NOTE 6 – SUBSEQUENT EVENTS

Subsequent to August 31, 2018, and through October 5, 2018, the date these financial statements were approved, the Company had no subsequent events to report.

F-7

ASSISTED 4 LIVING, INC.

AUDITED FINANCIAL STATEMENTS

INDEX TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED NOVEMBER 30, 2017

ASSISTED 4 LIVING, INC.

Consolidated Financial Statements

For the Period from May 24, 2017 (Inception) to November 30, 2017

F-8

Douglas W. Child, CPA Cameron J. Pribble, CPA Natalie J. Murphy, CPA	Jared N. Stevens, MTax

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Assisted 4 Living

North Port, Florida

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Assisted 4 Living, Inc. (the Company) as of November 30, 2017, and the related statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and has no operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have served as the Company’s auditor since January 2018.

Pinnacle Accountancy Group of Utah

Farmington, Utah

May 2, 2018

Farmington Office: 1438 North Highway 89, Ste. 120 Farmington, UT 84025 (801) 447-9572	Members of the AICPA and UACPA www.pinncpas.com	Ogden Office: 3590 Harrison Blvd. Ste. GL-2 Ogden, UT 84403 (801) 399-1183

F-9

ASSISTED 4 LIVING, INC.

Consolidated Balance Sheet

As of
November 30,
2017
ASSETS
Current Assets
Cash and cash equivalents	$11,737
Prepaid expenses	5,000
Total Current Assets	16,737

TOTAL ASSETS	$16,737

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$1,184
Due to related parties	950
Total Current Liabilities	2,134

Total Liabilities	2,134

Stockholders’ Equity
Preferred stock: 25,000,000 authorized; $0.0001 par value
no shares issued and outstanding	-
Common stock: 100,000,000 authorized; $0.0001 par value
10,000,000 shares issued and outstanding	1,000
Additional paid in capital	19,000
Accumulated deficit	(5,397)
Total Stockholders’ Equity	14,603

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,737

The accompanying notes are an integral part of these consolidated financial statements

F-10

ASSISTED 4 LIVING, INC.

Consolidated Statement of Operations

From inception
(May 24, 2017) to
November 30,
2017

Revenues	$4,500

Operating Expenses
General and administrative	8,713
Professional fees	1,184
Total operating expenses	9,897

Operating Loss	(5,397)

Net loss before income taxes	(5,397)
Provision for income taxes	-

Net Loss	$(5,397)

Basic and Diluted Loss per Common Share	$(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding	10,000,000

The accompanying notes are an integral part of these consolidated financial statements

F-11

ASSISTED 4 LIVING, INC.
Consolidated Statement of Changes in Stockholders’ Equity
For the Period from Inception (May 24, 2017) to November 30, 2017

					Additional
	Preferred Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, May 24, 2017 (inception)	-	$-	-	$-	$-	$-	$-

Common stock issued to founders			10,000,000	1,000	19,000		20,000
Net loss	-	-	-	-	-	(5,397)	(5,397)
Balance, November 30, 2017	-	$-	10,000,000	$1,000	$19,000	$(5,397)	$14,603

The accompanying notes are an integral part of these consolidated financial statements

F-12

ASSISTED 4 LIVING, INC.

Consolidated Statement of Cash Flows

From Inception
(May 24, 2017) to November 30,
2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,397)
Changes in current assets and liabilities:
Accounts payable	1,184
Related party payable	950
Prepaid expenses	(5,000)
Net cash used in operating activities	(8,263)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	20,000
Net cash provided by Financing Activities	20,000

Net cash increase for period	11,737
Cash at beginning of period	-
Cash at end of period	$11,737

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these consolidated financial statements

F-13

ASSISTED 4 LIVING, INC.

Notes to the Consolidated Financial Statements

November 30, 2017

NOTE 1 – ORGANIZATION, DESCRIPTION OF BUSINESS AND GOING CONCERN

Assisted 4 Living, Inc., (“Assisted 4 Living”, “the Company”, “we” or “us”) was incorporated in the state of Nevada on May 24, 2017. It is based in North Port, Florida. The Company incorporated a wholly-owned subsidiary, “Assisted 2 Live, Inc.” in the state of Florida on June 15, 2017. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is November 30.

The Company intends to operate an assisted living consulting company that specializes in acquiring, licensing, staffing, and operating assisted living facilities (“ALF”). The Company will offer clients that wish to enter the ALF field an opportunity to purchase and run its own center(s), and will also act as a referral agent finding and placing clients that are in search of quality residential care. The Company will also offer a la carte consulting services such as submitting license applications, developing emergency plans, as well as other regulatory and compliance needs.

To date, the Company’s activities have been limited to the constructing of its website, as well as developing initial business contacts and services.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of November 30, 2017, the Company has an accumulated deficit and has earned nominal revenues during the year ended November 30, 2017.

The ability of the Company to obtain profitability is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

F-14

Basis of Consolidation

These financial statements include the accounts of the Company and the wholly-owned subsidiary, Assisted 2 Live, Inc. All material intercompany balances and transactions have been eliminated.

Revenue recognition

The Company pursues opportunities to realize revenues from consulting services. It is the company’s policy that revenues and gains will be recognized in accordance with ASC 605, “Revenue Recognition.” Under ASC 605, revenue earning activities are recognized when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $11,737 in cash and cash equivalents as of November 30, 2017.

Accounts Receivable and Allowance for Uncollectible Accounts

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments for services. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped in categories by the number of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged against the allowance when it is probable that the receivable will not be recovered. As of November 30, 2017, the Company had no valuation allowance, nor accounts receivable.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, ”Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

F-15

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Financial Instruments and Fair Value Measurements

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2017. The carrying values of our financial instruments, including, cash and cash equivalents, prepaid expenses, and accounts payable, approximate their fair values due to the short-term maturities of these financial instruments.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets, liabilities, the carry forward of operating losses and tax credits, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Concentrations

During the year ended November 30, 2017, revenue was comprised of one labor contract to an unrelated third party. Two customers represented 100% of the revenues of the Company for the period ended November 30, 2017.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which supersedes nearly all existing revenue recognition guidance under accounting principles generally accepted in the United States of America. The core principle of this ASU is that revenue should be recognized for the amount of consideration expected to be received for promised goods or services transferred to customers. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments, and assets recognized for costs incurred to obtain or fulfill a contract. ASU 2014-09 was scheduled to be effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of Effective Date,” which deferred the effective date of ASU 2014-09 by one year and allowed entities to early adopt, but no earlier than the original effective date. ASU 2014-09 is now effective for public business entities for the annual reporting period beginning January 1, 2018. This update allows for either full retrospective or modified retrospective adoption. In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” which amends guidance previously issued on these matters in ASU 2014-09. The effective date and transition requirements of ASU 2016-10 are the same as those for ASU 2014-09. In May 2016, the FASB issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow Scope Improvements and Practical Expedients,” which clarifies certain aspects of the guidance, including assessment of collectability, treatment of sales taxes and contract modifications, and providing certain technical corrections. The effective date and transition requirements of ASU 2016-12 are the same as those for ASU 2014-09.

F-16

The Company will adopt the new guidance as of December 1, 2017. The Company has evaluated the new guidance and the adoption is not expected to have a significant impact on the Company’s financial statements and a cumulative effect adjustment under the modified retrospective method of adoption will not be necessary. There will be no change to the Company’s accounting policies.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”) which supersedes existing guidance on accounting for leases in “Leases (Topic 840).” The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The new guidance is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those fiscal years. The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the effects of adopting ASU 2016-02 on its consolidated financial statements, but the adoption is not expected to have a significant impact on the Company’s consolidated financial statements as of the date of the filing of this report.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. The Company will evaluate the effects of adopting the standard if and when it is deemed to be applicable.

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 - EQUITY

Preferred Stock

The Company has authorized 25,000,000 preferred shares with a par value of $0.0001 per share. The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

As of November 30, 2017, the Company had no preferred shares issued and outstanding.

Common Stock

The Company has authorized 100,000,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On May 24, 2017 (inception), the Company issued to officers and directors 10,000,000 shares of common stock for $20,000.

As of November 30, 2017, the Company had 10,000,000 common shares issued and outstanding.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses at November 30, 2017 consisted of a deposit for legal expenses for $5,000.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the period ended November 30, 2017, the Company paid officers and directors management fees of $4,500.

F-17

During the period ended November 30, 2017, the CEO paid operating expenses on behalf of the Company. As of November 30, 2017, the amount owed to the CEO was $950. The amount is unsecured, non-interest bearing, and due on demand.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its sole key employee, the controlling shareholder, who is an officer and director of the Company.

NOTE 6 – PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, ”Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

November 30,
2017
Income tax expense at statutory rate	$(1,835)
Effect of change in statutory rate	702
Valuation allowance	1,133
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

November 30,
2017
NOL Carryover	$1,113
Valuation allowance	(1,113)
Net deferred tax asset	$-

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law including lowering the corporate tax rate from 34% to 21%. In addition to applying the new lower corporate tax rate in 2018 and thereafter to any taxable income we may have, the legislation affects the way we can use and carry forward net operating losses previously accumulated and results in a revaluation of deferred tax assets and liabilities recorded on our balance sheet. The Company has completed the accounting for the effects of the Act during the quarter ended December 31, 2017. Given that current deferred tax assets are offset by a full valuation allowance, these changes will have no impact on the balance sheet.

Utilization of the NOL carry forwards, which expire 20 years from when incurred, of approximately $5,400 for federal income tax reporting purposes, may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

Tax returns for the year ended 2017 are subject to review by the tax authorities. The Company has no liabilities related to uncertain tax positions or unrecognized benefits as of the period ended November 30, 2017. The Company has not accrued for interest or penalties associated with unrecognized tax liabilities.

NOTE 7 – SUBSEQUENT EVENTS

Subsequent to November 30, 2017, and through May 2, 2018, the date these financial statements were approved, the Company did not have any events to report.

F-18

8,050,000 Shares

Common Stock

ASSITED 4 LIVING, INC.

________________________

PROSPECTUS

________________________

Through and including [_____________], 2018 (25 days after the commencement of this Offering), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this Offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

________________________, 2018

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PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than placement agency fees payable by the Registrant relating to the sale of common stock being registered hereby. All amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee	$20
Printing and transfer agent fees	1,000
Accounting fees and expenses	10,000
Legal fees and expenses	12,000
Miscellaneous	1,980
Total	$25,000

________

* To be filed by amendment

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502(1) of the Nevada Revised Statutes, which is referred to as the NRS, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502(2) of the NRS provides that a corporation may similarly indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the NRS provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue, or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751(1) of the NRS provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in the specific case upon determination that indemnification of such director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

II-2

Section 78.751(2) of the NRS provides that the articles of incorporation, bylaws, or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such provision does not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 78.751(3) of the NRS provides that the indemnification pursuant to Section 78.7502 of the NRS and advancement of expenses authorized in, or ordered by, a court pursuant to Section 78.751, (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses made pursuant to Section 78.751 (2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who acted in any of the capacities set forth above for any liability asserted against such person for any liability asserted against him or her and liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liabilities and expenses.

Our Articles of Incorporation and Bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

RECENT SALES OF UNREGISTERED SECURITIES

On May 31, 2018, our company issued to thirteen (13) unaffiliated investors 2,300,000 shares of common stock for $23,000. The securities were issued to the unaffiliated investors pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of the Securities and Exchange Commission.

On June 6, 2018, our company issued to four (4) unaffiliated investors 750,000 shares of common stock for $7,500. The securities were issued to the unaffiliated investors pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of the Securities and Exchange Commission.

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EXHIBITS

The following exhibits are filed herewith or incorporated by reference to exhibits previously filed with the SEC.

Exhibit
Number	Exhibit Description

(3)	(i) Articles of Incorporation; (ii) Bylaws
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)

(5)	Opinion re legality
5.1	Opinion re: Legality (1)

(10)	Material Contracts
10.1*	Subscription Agreement

(21)	Subsidiaries of the Registrant
21.1	List of Subsidiaries (1)

(23)	Consents of Experts and Counsel
23.1*	Consent of Pinnacle Accountancy Group of Utah
23.2	Consent of Parsons/Burnett/Bjordahl/Hume, LLP (to be included in Exhibit 5.1) (1)

________

* Filed herewith.

(1) Incorporated by reference to our Registration Statement on Form S-1/A filed on August 24, 2018.

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UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Port, Florida, on October 9 , 2018.

Assisted 4 Living, Inc.

By:	/s/ Romulus Barr
Name:	Romulus Barr
Title:	President, Chief Executive Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Romulus Barr	President, Chief Executive Officer, Chief Financial Officer and Director	October 9 , 2018
Romulus Barr	(principal executive officer, principal financial officer and principal accounting officer)

/s/ Anca Barr	Secretary, Treasurer and Director	October 9 , 2018
Anca Barr	(principal financial officer and principal accounting officer)

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